NEWS FOR IMMEDIATE RELEASE

July 23, 2001                              For Further Information Contact:
                                           Edward M. George
                                           President & CEO (304) 234-9208

                                           Nasdaq Trading Symbol: WSBC

WesBanco Announces 14% Increase in Earnings Per Share and Regulatory
Notification

Wheeling, WV . . . . Edward M. George, President & Chief Executive Officer
of WesBanco, Inc., a Wheeling, West Virginia based multi-state bank holding company, today announced strong earnings for the second quarter and six-months ended June 30, 2001. Mr. George also released information regarding a regulatory notification received July 20, 2001 by WesBanco Bank, Inc.

Mr. George stated that WesBanco's earnings per share for the six-months ended June 30, 2001 increased 14.3% to $0.80 compared to $0.70 for the six-months ended June 30, 2000. Net income increased 8.0% to $14.7 million compared to $13.6 million. WesBanco's increased net income was primarily due to a reduction in non-interest expense from improved internal operating efficiencies and increases in net interest income and deposit service activity fees. The percentage increase in earnings per share exceeded the percentage increase in net income due to shares repurchased under WesBanco's current corporate stock repurchase plan.

WesBanco's earnings per share for the second quarter increased 14.3% to $0.40 compared to $0.35 for the same quarter last year. Net income increased 9.3% to $7.3 million compared to $6.7 million.

Mr. George stated that WesBanco's core earnings per share for the six-months ended June 30, 2001 increased 13.7% to $0.83 compared to $0.73 for the six-months ended June 30, 2000. Core earnings, which excludes amortization of goodwill, net securities gains and net gains/losses on sale of assets increased 7.2% to $15.2 million compared to $14.2 million.

WesBanco's banking subsidiary, WesBanco Bank, Inc., has received preliminary notification from its bank regulatory agency, the Federal Reserve Bank of Cleveland, of a downgrading of the bank's Community Reinvestment Act rating. The impact of this change could be anticipated to adversely affect the ability of WesBanco to obtain regulatory approval for its two previously announced acquisitions with Freedom Bancshares, Inc. and American Bancorporation (NASDAQ - AMBC).
WesBanco and representatives of the two institutions are presently weighing the consequences of the rating, the regulatory appeals available to WesBanco, the timing and delays which could result therefrom and the likelihood of WesBanco's ability to close the transactions. This regulatory action is not directed at, nor does it involve, either Freedom Bancshares, Inc. or American Bancorporation. The organizations anticipate providing further information as these issues are clarified.

With the increased earnings, WesBanco's key earnings performance ratios improved for the six-month comparative period. Return on average assets increased to 1.26% from 1.20% and return on average equity increased to 11.53% from 10.47%.

Net interest income on a taxable-equivalent basis, increased $0.7 million for the six-months ended June 30, 2001 compared to the six-months ended June 30, 2000. The decline of interest rates during the first half of 2001 favorably impacted WesBanco's net interest income for the six-months ended June 30, 2001.

Non-interest income, excluding net securities gains, increased $0.6 million or 5.4% for the six-months ended June 30, 2001 compared to the six-months ended June 30, 2000. This increase resulted primarily from increases in deposit activity income and loan fees generated from real estate loans originated and sold in the secondary market. Trust revenue remained strong at $6.0 million for the comparative periods.

Non-interest expense for the six-months ended June 30, 2001 decreased $0.7 million or 2.2% compared to the six-months ended June 30, 2000 due primarily to reduced levels of other operating expense and employee costs. The consolidation of WesBanco's four banking affiliates and mortgage company affiliate into a single bank charter in 2000 continues to provide improved internal operating efficiencies. As a result, WesBanco's operating efficiency ratio has improved to 53.5% from 56.3% last year.

Total loans decreased $22.8 million between June 30, 2001 and June 30, 2000. The decrease in the loan portfolio was primarily due to a general slowdown in the regional economy. WesBanco generated loan volume by increasing real estate loans originated and sold to the secondary market by 67.3% to $42.5 million for the six-months ended June 30, 2001 compared to $25.4 million for the six-months ended June 30, 2000.

The allowance for loan losses as a percentage of total loans remained consistent at 1.3% at June 30, 2001 and June 30, 2000, respectively. The provision for loan losses increased $0.6 million for the six-months ended June 30, 2001 compared to the six-months ended June 30, 2000. Non-performing loans to total loans ratio increased to 0.51% from 0.30% for the comparative periods. This increase resulted primarily from three commercial loans totaling $4.1 million reclassified as renegotiated during the first quarter of 2001. Net loan charge-offs for the six-months ended June 30, 2001 increased $1.1 million compared to the six-months ended June 30, 2000. Personal loan net charge-offs for the comparative period increased $0.7 million due to higher consumer loan delinquencies. The net loan charge-offs to average loans ratio increased to 0.13% from 0.06% for the comparative periods.

WesBanco's shareholders' equity remained strong, highlighted by a Tier I leverage ratio of 9.8% at June 30, 2001 and estimated ratios of 14.2% and 15.4% for Tier I and total risk-based capital, respectively. Book value per share was $13.98 at June 30, 2001. Shareholders' equity decreased $6.8 million from December 31, 2000 to June 30, 2001, due primarily to the stock repurchase plan. WesBanco's corporate stock repurchase plan reduced shareholders' equity for the six-months ended June 30, 2001 by $13.1 million and reduced outstanding shares by 622,404. As of June 30, 2001, 611,296 shares of WesBanco common stock may be repurchased under the current stock repurchase plan, which began on March 23, 2001. Up to one million shares of WesBanco common stock may be repurchased under the plan. The timing, price and quantity of purchases are at the discretion of the Corporation and the plan may be discontinued or suspended at anytime.

WesBanco is a multi-state bank holding company presently operating through 59 banking offices in West Virginia and Ohio. Its banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. In addition, WesBanco operates an insurance company, WesBanco

Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc. that also operates Mountaineer Securities, WesBanco's discount brokerage operation.

Certain information contained in this Press Release is considered to constitute forward-looking statements with respect to WesBanco and its subsidiaries. Forward-looking statements relating to the Corporation's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements, which are not historical fact, involve risks and uncertainties. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the effect of changing regional and national economic conditions; changes in interest rates; credit risks of commercial, real estate, and consumer loan customers and their lending activities; actions of the Federal Reserve Board and Federal Deposit Insurance Corporation, legislative, and federal and state regulatory actions or reforms; or other unanticipated external developments materially impacting the Corporation's operational and financial performance. The Corporation does not assume any duty to update forward-looking statements.



###

See attached financial highlights.


WESBANCO, INC.
Consolidated Selected Financial Highlights
June 30, 2001 and 2000
-----------------------------------------------------------------------------
(unaudited, dollars in thousands, except per share amounts)


                                        For the Three Months Ended  For the Six Months Ended
                                                 June 30,                   June 30,
                                        --------------------------  -------------------------
                                            2001          2000          2001         2000
                                        ------------  ------------  -----------  ------------
Statement of income
-------------------
Interest income (1)                     $    42,725   $    41,648   $    84,850  $     82,303
Interest expense                             19,642        19,316        39,611        37,785
                                        -----------   -----------   -----------   -----------
    Net interest income (1)                  23,083        22,332        45,239        44,518
Provision for loan losses                     1,123           880         2,023         1,447
                                        -----------   -----------   -----------   -----------
    Net interest income after
     provision for loan losses (1)           21,960        21,452        43,216        43,071
                                        -----------   -----------   -----------   -----------

Non-interest income
    Trust fees                                2,831         2,848         5,953         5,967
    Service charges on deposits               2,397         2,153         4,486         3,894
    Other income                                696           515         1,230         1,206
    Net securities gains                        129           221           384           217
                                        -----------   -----------   -----------   -----------
        Total non-interest income             6,053         5,737        12,053        11,284
                                        -----------   -----------   -----------   -----------
Non-interest expense
    Salaries and employee benefits            8,282         8,199        16,183        16,405
    Net occupancy                             1,061           948         2,053         1,888
    Equipment                                 1,496         1,534         3,028         3,137
    Other operating                           5,348         5,314         9,967        10,507
                                        -----------   -----------   -----------   -----------
        Total non-interest expense           16,187        15,995        31,231        31,937
                                        -----------   -----------   -----------   -----------
     Income before income taxes (1)          11,826        11,194        24,038        22,418
Taxable-equivalent adjustment                 1,385         1,287         2,605         2,616
Provision for income taxes                    3,141         3,226         6,728         6,191
                                        -----------   -----------   -----------   -----------
    Net income                          $     7,300   $     6,681   $    14,705   $    13,611
                                        ===========   ===========   ===========   ===========

Per common share data
---------------------
Net income                              $      0.40   $      0.35   $      0.80   $      0.70
Dividends declared                             0.23         0.225          0.46         0.445
Book value (period end)                         ---           ---         13.98         13.49
Average shares outstanding               18,118,639    19,215,808    18,301,754    19,431,770
Period end shares outstanding                   ---           ---    17,998,933    19,055,209

Core earnings
-------------
Core earnings (2)                       $     7,640   $     6,952   $    15,188   $    14,170
Core earnings per share (2)                    0.42          0.36          0.83          0.73


Profitability ratios (annualized)
--------------------------------
Return on average assets                       1.22%         1.18%         1.26%         1.20%
Return on average equity                      11.44%        10.44%        11.53%        10.47%
Yield on earning assets (1)                    7.68%         7.89%         7.80%         7.81%
Cost of interest bearing liabilities           4.17%         4.35%         4.32%         4.27%
Net interest margin (1)                        4.15%         4.23%         4.15%         4.22%
Efficiency (1), (2)                           54.39%        55.96%        53.50%        56.29%



(1) taxable-equivalent basis.
(2) excludes goodwill amortization, net securities gains and net gains/losses on sale of assets.






WESBANCO, INC.
Consolidated Selected Financial Highlights
June 30, 2001 and 2000
-----------------------------------------------------------------------------
(unaudited, dollars in thousands, except per share amounts)


                                                                             June 30,
                                                                    -------------------------
Balance sheet (period end)                                              2001          2000
--------------------------                                          -----------   -----------
Assets                                                              $ 2,398,110   $ 2,307,407
Earning assets                                                        2,240,914     2,146,986
Securities                                                              651,862       540,718
Loans, net of unearned income                                         1,548,017     1,570,799
Interest bearing liabilities                                          1,894,039     1,805,380
Total deposits                                                        1,863,596     1,852,874
  Non-interest bearing demand                                           230,607       222,581
  Interest bearing demand                                               597,385       578,067
  Savings                                                               253,536       267,509
  Certificates of deposit                                               782,068       784,717
  Other borrowings                                                      261,050       175,087
Shareholders' equity                                                    251,674       257,121


Asset quality data
------------------
Non-performing assets:
  Non-accrual loans                                                 $     4,023   $     4,706
  Renegotiated loans                                                      3,812           ---
                                                                    -----------   -----------
     Total non-performing loans                                           7,835         4,706
  Other real estate owned                                                 3,037         4,024
                                                                    -----------   -----------
     Total non-performing assets                                    $    10,872   $     8,730
                                                                    ===========   ===========


Past due loans 90 days or more                                      $     6,612   $     4,078
Allowance for loan losses                                                19,974        20,209
Net loan charge-offs:
   Quarter-to-date                                                        1,120           456
   Year-to-date                                                           2,079           990
Non-performing loans/total loans                                           0.51%         0.30%
Non-performing assets/total assets                                         0.45          0.38
Allowance for loan losses/total loans                                      1.29          1.29
Net loan charge-offs (year-to-date)/average loans                          0.13          0.06


Capital ratios
--------------
Total risk-based capital                                              (1) 15.40%        15.96%
Tier I risk-based capital                                             (1) 14.17         14.74
Tier I Leverage capital                                                    9.76         10.79

(1) estimated at June 30, 2001.


                                        For the Three Months Ended  For the Six Months Ended
                                                 June 30,                   June 30,
                                        --------------------------  -------------------------
                                            2001          2000          2001         2000
                                        ------------  ------------  -----------  ------------
Average balance sheet
---------------------
Assets                                  $ 2,392,234   $ 2,280,595   $ 2,349,857  $ 2,271,627
Earning assets                            2,228,619     2,123,811     2,188,235    2,120,524
Securities, at amortized cost               620,151       562,795       575,670      568,836
Loans, net of unearned income             1,556,241     1,550,229     1,566,712    1,539,213
Interest bearing liabilities              1,888,602     1,786,535     1,849,328    1,779,666
Deposits                                  1,870,707     1,863,446     1,859,815    1,852,323
Shareholders' equity                        256,054       257,296       257,146      261,537
